Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 8, 2010, with respect to the financial statements of Tarsa Therapeutics, Inc. for the period from March 13, 2009 (date of inception) to December 31, 2009 in the Annual Report on Form 10-K of Unigene Laboratories, Inc. for the year ended December 31, 2010.

We also consent to the incorporation by reference in the following Registration Statements of Unigene Laboratories, Inc.:

(1)	Registration Statement (Form S-8 No. 333-01897)

(2)	Registration Statement (Form S-8 No. 333-35951)

(3)	Registration Statement (Form S-8 No. 333-52376)

(4)	Registration Statement (Form S-8 No. 333-85524)

(5)	Registration Statement (Form S-8 No. 333-137682)

(6)	Registration Statement (Form S-8 No. 333-161364)

(7)	Registration Statement (Form S-8 No. 333-168850)

(8)	Registration Statement (Form S-3 No. 333-124301)

(9)	Registration Statement (Form S-3 No. 333-133313)

(10)	Registration Statement (Form S-3 No. 333-163989)

(11)	Registration Statement (Form S-2 No. 333-109655)

(12)	Registration Statement (Form S-1 No. 333-166850)

of our report dated March 8, 2010, with respect to the financial statements of Tarsa Therapeutics, Inc. for the period from March 13, 2009 (date of inception) to December 31, 2009, included in this Annual Report on Form 10-K of Unigene Laboratories, Inc. for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 16, 2011